Exhibit 99.2

[STEELCLOUD LOGO]

14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500;
Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-674-5560, WHUGHES@STEELCLOUD.COM FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

               U.S. POSTAL SERVICE TO REBID CONTRACT OPTION AWARD
             STEELCLOUD FY 07 REVENUE FORECAST REMAINS WITHIN RANGE
                         Q4 PROFIT RESTORATION UNCHANGED

Herndon, VA - February 12, 2007 - SteelCloud Inc. (NASDAQ: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced that the U.S. Postal Service has informed the Company that the option portion of a previously awarded contract to provide specialized servers will be rebid due to an internal Postal Service procedural problem. It is SteelCloud's understanding that a new RFP will be issued at the beginning of March with a final decision on the matter anticipated by the end of that month.

As previously announced, on November 21, 2006, SteelCloud was awarded a contract to manufacture and deliver special purpose computer servers to the United States Postal Service. Under the terms of the contract, SteelCloud has already delivered the required initial units to the Flats Recognition Improvement Program (FRIP) prime contractor, Siemens Energy & Automation, Inc. Postal Automation Division in Arlington, Texas. Subject to rebid is the U.S. Postal Service contract option going beyond the initial award and valued at approximately $9.4 million.

"While we are clearly disappointed by a course of events beyond our control, we continue to supply the Postal Service on other unrelated contracts and will respect the Postal Service's decision in this particular instance. We intend to vigorously compete yet again to win the privilege of serving them," said Clifton
W. Sink, SteelCloud CEO and President. "Independent of this development, our revenue forecast remains within the range provided in January and, as previously disclosed, SteelCloud expects to restore profitability in Q4 of this year."
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ABOUT STEELCLOUD

SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. For both the government and commercial markets the Company delivers integration services and software focused on service desk, risk management and network management solutions. The Company's ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.